Exhibit 99.1

eGain Reports Record Revenue in First Quarter of Fiscal 2022, Up 13% Year Over Year,

and Raises Full Year Revenue Guidance

Sunnyvale, CA (November 9, 2021) – eGain (NASDAQ: EGAN), a leading cloud platform provider of customer engagement automation, today announced financial results for its fiscal 2022 first quarter ended September 30, 2021.

“We are off to a good start to our new fiscal year, delivering record total revenue with double digit growth,” said Ashu Roy, eGain’s CEO. “Market momentum is building nicely around our eGain Knowledge Hub™, a recently launched solution that raises the bar for knowledge-powered automation of customer engagement in the enterprise. With expanding sales coverage, we look forward to continuing our positive momentum and growing market share this fiscal year.”

Fiscal 2022 First Quarter Financial Highlights

●	Total revenue was $21.5 million, up 13% year over year.
●	SaaS revenue was $19.2 million, up 20% year over year.
●	Subscription non-GAAP gross margin was 83%.
●	Total non-GAAP gross margin was 78%, up 200 basis points year over year.
●	GAAP net income was $551,000, or $0.02 per share on a diluted basis, compared to GAAP net income of $2.0 million, or $0.06 per share on a diluted basis, in Q1 2021.
●	Non-GAAP net income was $2.7 million, or $0.08 per share on a diluted basis, compared to non-GAAP net income of $2.5 million, or $0.08 per share on a diluted basis, in Q1 2021.
●	Cash provided by operations was $7.2 million, or an operating cash flow margin of 33%, up from 30% in Q1 2021.
●	Total cash and cash equivalents were $70.4 million, compared to $53.1 million in Q1 2021.

Fiscal 2022 Second Quarter Financial Guidance

For the second quarter of fiscal 2022 ending December 31, 2021, eGain expects:

●	Total revenue of between $21.9 million to $22.3 million, which would represent growth of 14% to 16% year over year.
●	GAAP net loss of $2.9 million to $3.6 million, or $0.09 to $0.11 per share.
o	Includes stock-based compensation expense of approximately $4.0 million
o	Includes depreciation and amortization of approximately $120,000
●	Non-GAAP net income of $300,000 to $1.0 million, or $0.01 to $0.03 per share.

Fiscal 2022 Financial Guidance

For the fiscal 2022 full year ending June 30, 2022, eGain expects:

●	Total revenue of between $89.0 million to $90.5 million, which would represent growth of 14% to 16% year over year and is an increase from its previous annual revenue guidance of $88.2 million to $89.8 million.
●	GAAP net loss of $12.1 million to $13.1 million, or $0.37 to $0.40 per share.
o	Includes stock-based compensation expense of approximately $12 million
o	Includes depreciation and amortization of approximately $500,000
●	Non-GAAP net loss of $1.0 million to breakeven, or a loss of $0.03 to $0.00 per share.

Guidance Assumption:

●	Weighted average shares outstanding are expected to be approximately 32.8 million for the second quarter of fiscal 2022 and 32.9 million for fiscal year 2022.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as supplemental information relating to our operating results, including non-GAAP net income and non-GAAP gross margin. Such non-GAAP financial measures are adjusted for stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

eGain will discuss its fiscal 2022 first quarter results today via teleconference at 2:00 p.m., Pacific Time. To access the live call, dial 866-248-8441 (US and Canada) or +1 773-341-1662 (international) and give the participant passcode 9693773. A live and archived webcast of the call will also be accessible on the “Investor relations” section of the Company’s website at www.egain.com. In addition, a phone replay will be available approximately two hours following the end of the call and will remain available for one week. To access the replay dial-in information, please click here.

About eGain

Our knowledge-powered customer engagement software automates digital-first, omnichannel experiences for global brands. Infused with AI and analytics, eGain’s top-rated cloud platform enables effortless customer journeys with virtual assistance, customer self-service, and modern agent tools. To learn more, visit www.eGain.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation our financial guidance for the second quarter of fiscal 2022 ending December 31, 2021 and full year of fiscal 2022 ending June 30, 2022; our plans to continue our momentum and grow our market share; and expectations regarding our growth prospects. The achievement or success of the matters covered by such forward-looking statements, including future financial guidance, involves risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the second quarter of fiscal 2022 ending December 31, 2021 and full year of fiscal 2022 ending June 30, 2022. The risks and uncertainties referred to above include, but are not limited to: risks to our business, operating results, financial condition, and prospects from the COVID-19 pandemic and related economic downturns, including but not limited to, its effect on customer demand for the Company’s products and services and the impact of potential delays in customer payments; risks associated with new product releases and new services and products features; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; risks that our lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; general political or destabilizing events, including war, intensified international hostilities, conflict or acts of terrorism; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including those addressing data privacy, cyber-security and cross-border data transfers; and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K filed on September 10, 2021 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Investor Relations

Todd Kehrli or Jim Byers

Phone: 213-277-5550

Email: egan@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	June 30,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$70,414	$63,231
Restricted cash	7	7
Accounts receivable, net	11,400	26,311
Costs capitalized to obtain revenue contracts, net	1,378	1,323
Prepaid expenses	2,304	3,028
Other current assets	832	778
Total current assets	86,335	94,678
Property and equipment, net	751	705
Operating lease right-of-use assets	4,696	2,191
Costs capitalized to obtain revenue contracts, net of current portion	2,797	2,612
Goodwill	13,186	13,186
Other assets, net	1,378	1,191
Total assets	$109,143	$114,563

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,721	$3,068
Accrued compensation	7,126	8,444
Accrued liabilities	2,452	4,352
Operating lease liabilities	1,328	1,466
Deferred revenue	40,590	46,211
Total current liabilities	53,217	63,541
Deferred revenue, net of current portion	2,720	3,332
Operating lease liabilities, net of current portion	3,348	797
Other long-term liabilities	830	832
Total liabilities	60,115	68,502
Commitments and contingencies
Stockholders' equity:
Common stock	31	31
Additional paid-in capital	380,969	378,451
Notes receivable from stockholders	(93)	(92)
Accumulated other comprehensive loss	(1,321)	(1,220)
Accumulated deficit	(330,558)	(331,109)
Total stockholders' equity	49,028	46,061
Total liabilities and stockholders' equity	$109,143	$114,563

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2021	2020
Revenue:
Subscription	$20,145	$17,747
Professional services	1,306	1,316
Total revenue	21,451	19,063
Cost of revenue:
Cost of subscription	3,487	3,222
Cost of professional services	1,811	1,409
Total cost of revenue	5,298	4,631
Gross profit	16,153	14,432
Operating expenses:
Research and development	5,609	4,505
Sales and marketing	7,404	5,631
General and administrative	2,449	1,944
Total operating expenses	15,462	12,080
Income from operations	691	2,352
Interest income, net	2	3
Other income (expense), net	10	(163)
Income before income tax provision	703	2,192
Income tax provision	(152)	(148)
Net income	$551	$2,044
Per share information:
Earnings per share:
Basic	$0.02	$0.07
Diluted	$0.02	$0.06
Weighted-average shares used in computation:
Basic	31,280	30,853
Diluted	32,762	32,508

Stock-based compensation included in above costs and expenses:
Cost of revenue	$518	$74
Research and development	540	158
Sales and marketing	509	133
General and administrative	540	105
	$2,107	$470

Amortization of intangible assets included in above costs and expenses:
Cost of revenue	$—	$26
	$—	$26

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2021	2020
Income from operations	$691	$2,352
Add:
Stock-based compensation	2,107	470
Amortization of intangibles assets	—	26
Non-GAAP income from operations	$2,798	$2,848

Net income	$551	$2,044
Add:
Stock-based compensation	2,107	470
Amortization of intangibles assets	—	26
Non-GAAP net income	$2,658	$2,540
Per share information:
Non-GAAP earnings per share:
Basic	$0.08	$0.08
Diluted	$0.08	$0.08
Weighted-average shares used in computation:
Basic	31,280	30,853
Diluted	32,762	32,508

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	Three Months Ended September 30,		Growth Rates	Constant Currency Growth Rates [1]
	2021	2020
Revenue:
SaaS revenue	$19,194	$15,970	20%	18%
Legacy revenue	951	1,777	(46%)	(48%)
GAAP subscription	20,145	17,747	14%	11%
GAAP professional services	1,306	1,316	(1%)	(3%)
Total GAAP revenue	$21,451	$19,063	13%	10%

SaaS and professional services revenue:
SaaS revenue	$19,194	$15,970	20%	18%
Professional Services	1,306	1,316	(1%)	(3%)
Total SaaS and professional services revenue	$20,500	$17,286	19%	16%

Cost of Revenue:
GAAP subscription	$3,487	$3,222
Add back:
Amortization of intangible assets	—	(26)
Non-GAAP subscription	$3,487	$3,196

GAAP professional services	$1,811	$1,409
Add back:
Stock-based compensation	(518)	(74)
Non-GAAP professional services	$1,293	$1,335

GAAP total cost of revenue	$5,298	$4,631
Add back:
Stock-based compensation	(518)	(74)
Amortization of intangible assets	—	(26)
Non-GAAP total cost of revenue	$4,780	$4,531	5%	4%

Gross Profit:
Non-GAAP subscription	$16,658	$14,551
Non-GAAP professional services	13	(19)
Non-GAAP gross profit	$16,671	$14,532	15%	12%

Operating expenses:
GAAP research and development	$5,609	$4,505
Add back:
Stock-based compensation expense	(540)	(158)
Amortization of acquired intangible assets	—	—
Non-GAAP research and development	$5,069	$4,347	17%	15%

GAAP sales and marketing	$7,404	$5,631
Add back:
Stock-based compensation expense	(509)	(133)
Amortization of acquired intangible assets	—	—
Non-GAAP sales and marketing	$6,895	$5,498	25%	23%

GAAP general and administrative	$2,449	$1,944
Add back:
Stock-based compensation expense	(540)	(105)
Amortization of acquired intangible assets	—	—
Non-GAAP general and administrative	$1,909	$1,839	4%	3%

GAAP operating expenses	$15,462	$12,080
Add back:
Stock-based compensation expense	(1,589)	(396)
Amortization of acquired intangible assets	—	—
Non-GAAP operating expenses	$13,873	$11,684	19%	17%

[1] Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.